UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2011

Isdera North America, Inc
(Exact name of registrant as specified in its charter)

Nevada	000-52844	11-288589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7-F, Xinghe Building, Central Road, Shajing, Baoan District
Shenzhen, PRC 518100
 (Address of principal executive offices including postal code)

011-86-755-2721-9066
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers.

Resignation and Appointment of Chief Executive Officer

Effective April 16, 2011, Zhi Hai Peng resigned as our Chief Executive Officer. Effective April 16, 2011, Jun Li was appointed as our new Chief Executive Officer and serves in this capacity at the discretion of our Board of Directors.

Mr. Li's Business Experience

Mr. Li is 38 years old. He also serves as one of our Directors, a position he has held since March 11, 2011, and to which he was appointed in connection with our acquisition, on February 22, 2011, of Fantaly Travel Holding Group, Ltd. Mr. Li was previously employed as the vice president for Shenzhen Zhijian Times Investment Management Limited since January 2010. From July 2005 to January 2010, Mr. Li was employed as a vice president at the Dongguan Konglun Investment Group Limited, where he worked in administration and operational policy. From May 2002 to July 2005 Mr. Li worked as the chief human resource officer for Shenzhen Zitaijing Industrial Corporation Limited where he was responsible for administering this company's overall human resource function. From December 1997 to May 2002, Mr. Li was employed by Flextronix International (Zhuhai) Limited as its human resource manager. With more than 10 years middle to high level management and consulting experience in foreign and private enterprises, Mr. Li is an experienced expert of standardized organizational management, human resource management, operating management, team management, and training management. He also has experience in social resources, management system establishment, training to middle to high level management, enterprise strategy planning, modification of procedures, organization of standardized systems, and high business communication skills. From September 1992 to July 1995, Mr. Li attended Henan University where he earned a Diploma in Chinese Studies. From March 2006, to January 2008, Mr. Li attended Shan Dong University where he earned a Bachelor degree in Business Management. Mr. Li attended Shan Dong University from September 2008 to September 2010 where he earned his MBA degree in 2010.

No Arrangements or Family Relationships

There are no arrangement or understanding between Mr. Li and any other person or persons pursuant to which Mr. Li was selected as our Chief Executive Officer. There are no family relationships between Mr. Li and any of our other Directors, or any of our executive officers, or any person nominated or chosen by us to become a director or executive officer.

Transactions with Related Persons

Since the beginning of our last fiscal year, there have been no transactions, nor any currently proposed transaction, in which we were or are to be a participant, and in which Mr. Li had or will have a direct or indirect material interest, excepting however, we expect to adopt a compensation arrangement with Mr. Li, including the grant of stock options, respecting Mr. Li's services as our Chief Executive Officer. No such arrangements have been adopted or finalized as to the amounts thereof, as of the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ISDERA NORTH AMERICA, INC.

Date: April 19, 2011	By:	/s/ Jun Li
Jun Li